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                                                                   EXHIBIT 10.21

                               FIRST AMENDMENT TO
                             COLLEGIATE PACIFIC INC.
STOCK OPTION PLAN


         Collegiate Pacific Inc., a Delaware corporation (the "Company"), adopted a Stock Option Plan dated as of December 11, 1998 (the "1998 Plan"), providing for shares of the Company's common stock, $.01 par value per share (the "Common Stock"), to be issued under the 1998 Plan pursuant to the terms and conditions stated in the 1998 Plan. Subject to stockholder approval, at a meeting held on February 14, 2001, the Board of Directors of the Company adopted resolutions amending the 1998 Plan to increase the aggregate number of shares subject to issuance under the 1998 Plan from 400,000 to 1,000,000. At the Annual Meeting of Stockholders of the Company held on March 20, 2001, the stockholders of the Company approved the amendment to the 1998 Plan.

         As a result of the approval by the Company's Board of Directors and the stockholders, the 1998 Plan is hereby amended to increase the total number of shares subject to issuance under the 1998 Plan from 400,000 shares to 1,000,000 shares.

         IN WITNESS WHEREOF, the Company, acting by and through its officers hereunto duly authorized, has executed this instrument as of the 20th day of March, 2001.


                                                 COLLEGIATE PACIFIC INC.



                                                 By: /s/ Michael J. Blumenfeld
                                                    ----------------------------
                                                    Michael J. Blumenfeld,
                                                    Chairman of the Board and
                                                    Chief Executive Officer